Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT TO ACQUIRE CITI’S U.S. BUSINESS TECHNOLOGY FINANCE UNIT

Acquisition Solidifies CIT’s Position as the
Leading Provider of Global Vendor Finance Solutions

        NEW YORK - April 2, 2007 - CIT Group Inc. (NYSE: CIT), a leading global provider of commercial and consumer finance solutions, announced today that it has signed a definitive purchase agreement to acquire the U.S. Business Technology Finance unit of Citigroup Inc. (NYSE: C). The deal is expected to close in the second quarter. The total assets of the vendor finance business to be acquired are approximately $2 billion.

        CIT Vendor Finance provides financing to customers of manufacturers, resellers and distributors through innovative sales financing programs and services. CIT’s current vendor finance partners include some of the most recognized companies in the world.

        Thomas B. Hallman, CIT Vice Chairman, Specialty Finance, said, “This acquisition is another important milestone in our strategy to become the global leader in Vendor Financing. A combination of strong organic growth and strategic acquisitions of high-quality organizations has positioned us well to accomplish this goal. The first priority of our newly combined team will be the delivery of exceptional levels of support to our customers.”

        This is CIT’s second vendor finance transaction with Citi. In 2004, CIT acquired CitiCapital’s vendor finance business in Western Europe. CIT’s European presence was further strengthened three months ago when it acquired the $2 billion UK and German vendor finance business of Barclays Bank PLC.

        “We are confident that CIT will provide the level of superior service that our U.S. Business Technology Finance customers have enjoyed and come to expect,” said Rob Cook, President of CitiCapital.

        Kris Snow, President of CIT Vendor Finance, Americas, said, “This transaction makes perfect sense as it fits extremely well into our U.S. business, particularly in extending our presence with a majority of the leading office equipment and technology manufacturers and software providers. We look forward to bringing our value-added services to these companies and to their customers, which will enable them to grow and profit.”

        Banc of America Securities LLC advised CIT on this transaction.

About CIT Vendor Finance

CIT Vendor Finance is a global leader in financing solutions that drive incremental revenues for manufacturers, distributors, and other intermediaries. It provides customized financing solutions to customers in more than 30 countries, supporting a wide variety of industries, including healthcare, industrial equipment, and technology.

About CIT

CIT Group Inc. (NYSE: CIT), a leading global commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has more than $74 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has more than 7,300 employees in locations throughout North America, Europe, Latin America, and Asia Pacific. www.cit.com

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Media Relations	Investor Relations

C. Curtis Ritter Director of External Communications & Media Relations 212-461-7711 Curt.Ritter@CIT.com	Steve Klimas Vice President 973-535-3769 Steve.Klimas@CIT.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.